Exhibit 10.2
AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT
This Amendment No. 2 to Employment Agreement (the “Amendment”) is entered into as of August  _____  , 2008 by and between Global Cash Access, Inc., a Delaware corporation (the “Company”), and Kathryn Lever (“Executive”).
R E C I T A L S
WHEREAS, the Company and Executive have entered into that certain Employment Agreement, dated as of September 12, 2005 (the “Agreement”); and
WHEREAS, the Company and Executive desire to amend the Agreement in accordance with the terms of this Amendment.
NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the Company and Executive hereby agree to amend the Agreement as follows:
A M E N D M E N T
6. Definitions; References; Interpretation. Except as otherwise provided herein, capitalized terms used in this Amendment shall have the definitions set forth in the Agreement. Each reference to “this Agreement,” “hereof,” “hereunder,” “herein” and “hereby” and each other similar reference contained in the Agreement shall from and after the date hereof refer to the Agreement, as amended hereby.
7. Section 1.1. The first sentence of Section 1.1 of the Agreement shall be and hereby is deleted in its entirety and replaced with the following:
“The Company hereby employs Executive to render services to the Company in the position of Executive Vice President and General Counsel, reporting directly to the Chief Executive Officer of the Company, for the period commencing on the Effective Date and continuing until terminated in accordance with the provisions of Article 4 hereof (the “Term”).
8. Section 4.3.4. Section 4.3.4 of the Agreement shall be and hereby is amended by deletion of all references to “remainder of the Term” and insertion in replacement thereof with “twelve (12) month period referenced in Section 4.3.2”.
9. Article 9. Article 9 shall be and hereby is deleted in its entirety.
10. Terms of Agreement. Except as expressly modified hereby, all terms, conditions and provisions of the Agreement shall continue in full force and effect.
11. Conflicting Terms. In the event of any inconsistency or conflict between the Agreement and this Amendment, the terms, conditions and provisions of this Amendment shall govern and control.

12. Entire Agreement. This Amendment and the Agreement constitute the entire and exclusive agreement between the parties with respect to the subject matter hereof. All previous discussions and agreements with respect to this subject matter are superseded by the Agreement and this Amendment. This Amendment may be executed in one or more counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.
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IN WITNESS WHEREOF, each of the undersigned has executed this Amendment No. 2 to Employment Agreement as of the date first set forth above, to be effective upon the Effective Date.

GLOBAL CASH ACCESS, INC.		KATHRYN LEVER

By:	/s/ Scott Betts	/s/ Kathryn Lever

	Scott Betts	Kathryn Lever
President & Chief Executive Officer